Exhibit 24.1
FLUENCE ENERGY, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julian Nebreda, Ahmed Pasha and Vincent W. Mathis, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended September 30, 2024, of Fluence Energy, Inc. and any amendments and supplements thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any other act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Name                        Title                    Date

/s/ Herman Bulls            Chairman of the Board        November 12, 2024
Herman Bulls

/s/ Cynthia Arnold            Director                November 12, 2024
Cynthia Arnold

/s/ Emma Falck            Director                November 12, 2024
Emma Falck

/s/ Ricardo Falu            Director                November 12, 2024
Ricardo Falu

/s/ Elizabeth Fessenden        Director                November 12, 2024
Elizabeth Fessenden

/s/ Harald von Heynitz        Director                November 12, 2024
Harald von Heynitz

/s/ Barbara Humpton            Director                November 12, 2024
Barbara Humpton

/s/ Tish Mendoza            Director                November 20, 2024
Tish Mendoza

/s/ Axel Meier                Director                November 12, 2024
Axel Meier

/s/ John Christopher Shelton        Director                November 12, 2024
John Christopher Shelton

/s/ Simon James Smith        Director                November 14, 2024
Simon James Smith

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